UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELEPHANT TALK COMMUNICATIONS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	95-4557538
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

19103 Centre Rose Boulevard
Lutz, FL 33558
United States
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.00001 par value	NYSE AMEX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
This Registration Statement on Form 8-A is being filed to register the common stock, par value $0.00001 per share (the “Common Stock”), of Elephant Talk Communications Corp. (the “Company”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE AMEX LLC (the “NYSE AMEX”). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1. Description of Registrant’s Securities to be Registered.

Except the fact that par value of the common stock changed from no par value to $0.00001 since September 26, 2011, the description of the common stock is the same as those described under the caption “Description of Securities” in the Post-Effective Amendment to Form S-1, SEC File No. 333-170769, filed with the Securities and Exchange Committee on August 31, 2011, and is hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix B to the Company's Definitive Proxy Statement filed on July 26, 2011.
3.2	Bylaws of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix C to the Company's Definitive Proxy Statement filed on July 26, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2011	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Name: Steven van der Velden Title: Chief Executive Officer